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                                                                    Exhibit e(2)

                                     FORM OF
                                    EXHIBIT A

     THIS EXHIBIT A, amended and restated as of November 9, 2005, is Exhibit A to that certain Underwriting Agreement dated as of August 1, 2005, between PFPC Distributors, Inc. and CRM Mutual Fund Trust.

                                     SERIES

                                 Small Cap Value
             (Investor Class and Institutional Class share classes)

                                  Mid Cap Value
             (Investor Class and Institutional Class share classes)

                                 Large Cap Value
             (Investor Class and Institutional Class share classes)

                               Small/Mid Cap Value
             (Investor Class and Institutional Class share classes)

                               Mid/Large Cap Value
             (Investor Class and Institutional Class share classes)

PFPC DISTRIBUTORS, INC.


By:
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Name:
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Title:
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CRM MUTUAL FUND TRUST


By:
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Name:
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Title:
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